                                                                   EXHIBIT 10.31


     SETTLEMENT AGREEMENT (the "Settlement Agreement") dated June 12, 1998 by and among the parties and with reference to the facts listed and set forth below:

     1.   Parties
          -------

          The parties to this Settlement Agreement (the "Parties") are:

          1.   General Scanning Inc., a Massachusetts corporation ("GSI")
          2.   Robotic Vision Systems, Inc., a Delaware corporation ("RVSI")

     2.   Background Facts
          ----------------

          A. On or about August 27, 1996, GSI acquired View Engineering, Inc. ("View").

          B. On or about August 5, 1996, RVSI filed an action in the United States District Court for the Eastern District of New York, bearing USDC Case No. 96-3884 claiming, among other matters, that GSI improperly obtained proprietary information from RVSI for the purpose of acquiring View and thwarting RVSI's attempts to acquire View (the "New York Action"). GSI has denied all such claims.

          C. Prior to the commencement of the New York Action, on or about March 24, 1995 View filed a complaint against RVSI in the United States District Court for the Central District of California, bearing USDC Case No. 95-1882.

          D. On or about October 31, 1995 RVSI filed a complaint against View for patent infringement in the United States District Court for the Central District of California, bearing USDC Case No. 95-7441.

          E. On or about April 1, 1996 RVSI filed a complaint against View for patent infringement in the United States District Court for the Central
District of California, bearing USDC Case No. 96-2288.

          F. The actions and disputes referred to in paragraphs C, D and E above, including, without limitation, the claims of infringement and liabilities stemming therefrom, are outside the scope of this Settlement Agreement, and shall not be affected by this Settlement Agreement.

          G. The Parties desire to resolve, settle and release and discharge each other, from and to terminate the litigation of the New York Action; and to resolve differences with respect to the subject of the New York Action by RVSI's acquisition from GSI of an exclusive license and a non-competition agreement, all as more particularly set forth herein. Accordingly, the Parties hereby each agree to perform the provisions of this Settlement Agreement as set forth beginning in Section 3 below.


     3.   GSI License.
          -----------

          GSI hereby grants to RVSI a paid-up worldwide license (with the right to sub-license to others subject to the terms and conditions of this Settlement Agreement) for a term of ten (10) years, to the exclusion of all others, including GSI (except as provided in Section 4 hereof), to use solely in the Prohibited Business Activity (as defined in Section 4(a)) all of GSI's 2-dimensional and 3-dimensional laser scanning technology, including without limitation all of its patents, patent applications, unpatented inventions, know how, designs, computer programs, source and object codes, processes, formulas, mask works, trade secrets and other confidential and proprietary information including, without limitation, all parts lists, product specifications, drawings, business records (including, without limitation, contracts with suppliers), customer lists and all other intangible property to the extent presently used or contemplated to be used, either indirectly or directly, by GSI in the Prohibited Business Activity, together with all improvements, modifications, enhancements and changes thereto developed after the date hereof by GSI for or useable in the Prohibited Business Activity (hereinafter, collectively, the "GSI Intellectual Property"). As to any patent comprising part of the GSI Intellectual Property, the duration of the license granted under this Section 3 shall be co-extensive with the life of the patent (which may be before or beyond the expiry of ten years from the date hereof). The exclusive license granted hereby (i) may be terminated by GSI by notice to RVSI during any period of time that there is a default in payment (continuing for 15 days after written notice) under the Note (as hereinafter defined) and
(ii) may be terminated by

GSI in the event RVSI is adjudicated bankrupt or voluntarily files a petition for relief under Federal or state bankruptcy laws.


     4.   Non-Competition.
          ---------------

               (a) Except as set forth in Sections 6, 10.1, 10.5 and 10.10 hereof, GSI agrees that, for a period of ten (10) years from and after the date hereof, GSI shall not knowingly engage in any aspect of the business of providing systems and products for inspection of semiconductor packages and wafers including but not limited to the inspection of mark defect, package defect, leads, pins, balls, bumps, wafer defects (solely at the ball or bump attach inspection process step and for final pre-shipment inspection), and all other present and future device interconnection methods on all present and future semiconductor packages and wafers (such business being hereinafter referred to as the "Prohibited Business Activity"), either directly or indirectly, whether as a principal, agent, independent contractor, consultant, employer or advisor or in any other position or capacity, or, directly or indirectly, knowingly facilitate the efforts of any person or entity to engage in any aspect of the Prohibited Business Activity, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), in any Prohibited Business Activity; provided, however, that this clause shall not prohibit (i) GSI from being the owner of up to 1% of any class of outstanding securities of any entity other than RVSI if such class of securities is publicly traded; (ii) GSI's capability to perform package visual inspection of semiconductor components or wafers integrated with and marked by GSI's manufactured laser markers, laser trimmers and memory repair; (iii) GSI's sales of metrology systems using applications (including wafers) implemented on GSI's Voyager series of general purpose measurement systems and successor functionally equivalent systems which do not have handling automation systems for the Prohibited Business Activity; and (iv) beam steering technology, components and subsystems outside the Prohibited Business Activity, and within the Prohibited Business Activity so long as GSI's Activities are limited to normal beam steering technology, component and subsystems specification performance assistance which activities shall not be deemed to be "knowing facilitation."

          (b) GSI recognizes that the covenants of GSI contained in this Section are an essential part of this Agreement and that, but for the agreement of GSI to comply with such covenants, RVSI would not have entered into this Agreement. GSI acknowledges and agrees that such GSI covenant not to compete is necessary to RVSI's business and RVSI if GSI engages in the Prohibited Business Activity. Injunctive relief shall be available to RVSI for breach of GSI's covenants set forth in this Section.

          (c) The covenants of GSI contained in this Section may be terminated by GSI by notice to RVSI during any period of time that there is a default in payment (continuing for 15 days after written notice) under the Note.

     5.   RVSI Payment
          ------------

          In consideration for the grant by GSI of the exclusive license referred to in Section 3 and the non-competition covenant set forth in Section 4(a), RVSI hereby pays to GSI an aggregate of three million seven hundred fifty thousand dollars ($3,750,000), $2,250,000 of which shall be represented by a five-year subordinated promissory note of RVSI in the principal amount of $2,250,000 payable to GSI in the form set forth in Schedule 5 hereof (the "Note") and $1,500,000 of which shall be represented by such number of shares of common stock, par value $.01 per share, of RVSI ("Common Stock") having a value of $1,500,000, valued for this purpose at the average of the per share closing prices for the ten trading days ending on the day preceding the date of this Settlement Agreement (delivery of the certificate representing the RVSI Stock shall be made within three business days of the date hereof). Payment of the Note shall be subordinated to the outstanding indebtedness of RVSI for money borrowed (whether outstanding on the date hereof or hereafter incurred) (collectively "Senior Indebtedness"). Upon the request of any holder of Senior Indebtedness, GSI agrees to enter into a subordination agreement with such holder in customary form.

     6.   Non-Assumption of Liabilities
          -----------------------------

          Liabilities pertaining to GSI's engagement in the Prohibited Business Activity existing prior to the date of this Settlement Agreement, as well as those liabilities which shall be incurred by GSI engaging in those activities subsequent to the date of this Settlement Agreement sanctioned by Section 10.5 hereof, are not being transferred to RVSI nor are any such liabilities being assumed by RVSI. GSI shall retain and satisfy all such liabilities (whether incurred on or before the date of this Agreement) including, without limitation, all ongoing warranty and service obligations (including the purchase and sale of spare parts). RVSI agrees that it shall not knowingly interfere with GSI in its satisfaction of such obligations.

          For the existing GSI Model 880-300 backlog, GSI agrees, within twenty
(20) days from the date of this Settlement Agreement, to provide written information to RVSI as to such backlog and that RVSI may contact GSI's customers with the objective of having such customers purchase a substitute RVSI system in lieu of the GSI model 880-300.

     7.   REPRESENTATIONS AND WARRANTIES OF EACH PARTY
          --------------------------------------------

     Each Party represents and warrants to the other as of the date of this Agreement as follows:

     A.   Authority, Validity; Absence of Conflicts.  Each Party has all
          -----------------------------------------
requisite power, authority and capacity to enter into this Agreement and all other agreements, certificates and documents contemplated hereby to which such Party is to be a signatory, to consummate the transactions contemplated hereby and to perform such Party's obligations hereunder or thereunder. This Agreement has been duly authorized, executed and delivered by such Party and constitutes the valid and legally binding agreement and obligation of such Party, enforceable against such Party in accordance with its terms. No approval of the shareholders of such Party is required for its execution, delivery and performance of this Agreement. Upon execution and delivery of the agreements, certificates or other documents contemplated hereby to be executed by such Party, such agreements, certificates or documents will be enforceable against such Party in accordance with their respective terms. The execution and delivery by such Party of this Agreement does not, and the execution and delivery by such Party of the agreements, certificates and other documents contemplated hereby and the consummation by such Party of the transactions contemplated hereby will not, violate any provision of, result in the acceleration of any obligation under or constitute a default under, any loan agreement, indenture, lease, mortgage, deed of trust, financing statement, contract, instrument or any other commitment or agreement of any kind to which such Party is a signatory or is otherwise bound (other than with respect to RVSI as set forth in Section 11.3).

     8.   REPRESENTATIONS OF GSI
          ----------------------

          GSI represents and warrants to RVSI as follows:

          8.1  Ownership of GSI Intellectual Property.  To the best of its
               --------------------------------------
knowledge, GSI owns the GSI Intellectual Property free and clear of all liens, claims and encumbrances other than the license granted to RVSI pursuant to
Section 3.

          8.2  Purchase of RVSI Stock.  GSI is the sole purchaser of the RVSI
               ----------------------
Stock, and acknowledges that the RVSI Stock has not been registered under the Securities Act. GSI further represents that it is acquiring the RVSI Stock for investment purposes only and not with a view to a public distribution thereof.

          8.3  No Prior Assignment of Intellectual Property.  With the exception
               --------------------------------------------
of the license granted to RVSI pursuant to Section 3(a), it has not licensed (nor shall it license) any other person to use any GSI Intellectual Property in the Prohibited Business Activity.

     9.   REPRESENTATIONS OF RVSI
          -----------------------

          RVSI represents and warrants to GSI as follows:

          9.1   Valid Issuance.  The RVSI Stock has been duly authorized and,
                --------------
upon issuance in accordance with the terms hereof, such RVSI Stock will be validly issued, fully paid and non-assessable.

          9.2   Binding Obligation.  The Note has been duly authorized and, upon
                ------------------
issuance, shall constitute the legal, valid and binding obligation of RVSI enforceable in accordance with its terms.

     10.  COVENANTS OF GSI
          ----------------

          10.1. Consignment Shipment.  In furtherance of the exclusive worldwide
                --------------------
license granted to RVSI pursuant to Section 3(a) hereof, GSI agrees to ship on a consignment basis, at GSI's expense, to RVSI at its office in Hauppauge, Long Island, approximately thirty (30) calendar days after the date hereof, for inspection, evaluation, education and review purposes the following GSI systems:

          one model 880-200 with handler

          one model 880-300 with handler (in whatever the current, most advanced condition available)

          one model 890 with handler (delivery, 60-90 days)

Such systems shall be shipped at GSI's expense and shall be returned to GSI within three years at RVSI's expense. GSI shall conduct its standard factory acceptance tests for each of the consigned systems excluding the model 880-300. At its expense, GSI shall provide standard one year warranty service for each of the consigned systems (other than the model 880-300), including payment of travel expenses. For the balance of the consignment period, GSI shall provide service on the consigned machines (other than unique features and software of model 880-300) at RVSI's expense, including payment of travel expenses, in accordance with the provisions of Section 10.2. RVSI shall afford GSI reasonable access to the consigned systems to the extent necessary for GSI to provide warranty service to others (on reasonable advance notice and during normal business hours).

          10.2.  Access to Personnel.  In furtherance of the exclusive
                 -------------------
worldwide license granted to RVSI pursuant to Section 3(a) hereof, GSI at its expense agrees to provide to RVSI, on reasonable advance notice (in the case of in-person or face-to-face contact) and during normal business hours, during the 12 month period commencing on the date hereof access to GSI technical, engineering and marketing personnel (to the extent still employed by GSI) knowledgeable as to the Prohibited Business Activity and the GSI Intellectual Property in an amount equivalent to one man year of such persons' time (e.g. 20 hours per week access to two employees for twelve months or the equivalent) to enable RVSI to better understand the GSI Intellectual Property licensed to it (travel expenses shall be paid for by RVSI). If RVSI desires access to such employees beyond one man year or beyond the expiration of such 12 month period, it shall compensate GSI for the time of such employees at an amount equal to (i) in the case of up to the first additional man year, 50% of the direct hourly wages of such employees plus travel expenses and (ii) thereafter equal to 150% of the direct hourly wages of such employees plus travel expenses. Within fifteen (15) calendar days of the date hereof, GSI agrees to provide RVSI with a list of such technical, engineering and marketing personnel, including phone numbers and business addresses (which list shall include at least two engineering and two marketing and sales personnel). RVSI and GSI shall establish a mutually approved voucher system for GSI personnel provided pursuant to this Section 10.2.

          10.3.  Right to Offer Employment. GSI agrees that RVSI, within the six
                 -------------------------
month period commencing on the date hereof, shall have the right to offer employment to any employee of GSI who at any time, within the twelve month period preceding the date hereof, was employed primarily in the Prohibited Business

Activity. GSI agrees that any such employee, at such employee's discretion, may accept employment with RVSI even if he or she has a pre-existing employment contract with GSI or a subsidiary thereof. Nothing herein shall affect the obligations of any such person under pre-existing non-disclosure or confidentiality agreements with GSI.

          10.4  Additional Documents.  From time to time upon request by RVSI,
                --------------------
GSI, at its own expense, shall execute and deliver to RVSI all further writings and documents as RVSI may reasonably request for the purposes of evidencing and recording the license under Section 3(a).

          10.5  Permitted Sales.  Subsequent to the date of this Agreement, the
                ---------------
Parties agree that, regardless of the provisions of Section 3 and Section 4 of this Agreement, GSI shall be permitted to make the following sales of semi-conductor inspection systems in the Prohibited Business Activity:

     (1) to the purchasers under firm purchase orders accepted prior to the date of this Settlement Agreement, for the purchase of 5 Model 890 systems.

     (2) To Shinkawa, 3 Model 880-200 systems under purchase orders accepted prior to the date of this Settlement Agreement.

     (3) To Shinkawa, under purchase orders accepted for units to be shipped by GSI prior to DEc. 5, 1998, additional Model 880-200 systems at substantially the same price as those units under Section 10.5(2) above.

(4) Within 90 days from the date of this Agreement, at the option of GSI, GSI may sell and RVSI shall purchase up to 20 complete sets of Atrium handlers for the model 880-200 system at a price of $5,000 per set.

(5) GSI shall permitted to fill purchase orders for ICOS lead inspection based systems accepted by the date of this Settlement Agreement by the Real Tech Division of GSI.

Other than the sale of systems referred to above in this Section and sales of spare parts (exclusive of system upgrades unless furnished pursuant to a firm purchase order accepted by the date hereof), as contemplated by Section 6 above, GSI agrees that, after the date hereto, it shall not sell any system or equipment for use in the Prohibited Business Activity. GSI agrees that RVSI may contact all purchasers named above subsequent to the date hereof. With respect to any ICOS lead inspection inventory (exclusive of demonstration, engineering or used units) physically held by the Reel Tech Division on the date hereof and not subject to firm purchase orders, GSI shall provide RVSI with a list of such ICOS lead inspection inventory, including model numbers and quantities within twenty days of the date of hereof. RVSI shall have the option, on notice to GSI, either to purchase such ICOS inventory of Reel Tech at Reel Tech's cost or permit Reel Tech to incorporate such ICOS inventory into Reel Tech products and then sell such products

          10.6  Copies of Purchase Orders.  Within 30 days of request by RVSI,
                -------------------------
GSI shall provide to RVSI copies of all purchase orders (inclusive of equipment performance guarantees) relating to sales in the Prohibited Business Activity of its semiconductor package inspection machines and systems prior to the date of this Settlement Agreement, as well as all sales of systems pursuant to Section 10.5.

          10.7  Sale of Scanner Heads.  At RVSI's option, upon reasonable prior
                ---------------------
notice during the two year period commencing on the date hereof, GSI agrees to sell to RVSI scanner heads for use solely in the Prohibited Business Activity, at GSI's direct cost plus 45%, in such reasonable quantities as RVSI may specify from time to time, including any available upgrades and product improvements.

          10.8  Vision Modules.  Subsequent to the date hereof, the Parties
                --------------
agree to negotiate in good faith and use their best efforts to enter into a supply agreement for the sale by RVSI of vision modules to GSI for use by GSI's Reel Tech Division for inspection of laser markings.

          10.9  Periodic Reports.  On a monthly basis, GSI shall provide RVSI
                ----------------
with a detailed written report of service calls in the preceding calendar month identifying the customer, model and nature of service call (to the extent GSI is still providing service).

          10.10 Supply Contracts.  As to those agreements which require GSI to
                ----------------
supply semiconductor package inspection machines and systems to shinkawa and other third parties subsequent to the date of this Settlement Agreement, which GSI cannot terminate, RVSI will have the option either to assume GSI's obligations and liabilities thereunder or agree to allow GSI to complete said existing agreements in accordance with their terms. GSI covenants that it shall not extend the term, or permit the term to be extended, of any existing sales or distribution agreement it has with third parties for the sale of semiconductor package inspection machines and systems included in the Prohibited Business Activity.

     11.  COVENANTS OF RVSI
          -----------------

          11.1  Registration Statement. Within thirty (30) days following the
                ----------------------
date of this Agreement, RVSI file a registration statement on Form S-3 under the Securities Act covering the RVSI Stock and shall thereafter use its best efforts to have such registration statement declared effective. RVSI shall provide a draft of the proposed Form S-3 to GSI within twenty (20) days following the date of this Agreement.

          11.2  Non-Competition.
                ---------------

                (a) RVSI agrees that RVSI shall not knowingly engage in any aspect of the business of providing systems and products for use in solder paste inspection business (except that RVSI may engage in solder paste inspection on components or wafers on an integrated system for ball attach) or post placement verification on pre-reflow PCBs (except that RVSI may engage in vision guided component placement of any kind) and with respect to post-reflow PCBs RVSI shall not use the GSI Intellectual Property ("Precluded Business Activity"), either directly or indirectly, whether as a principal, agent, independent contractor, consultant, employer or advisor or in any other position or capacity, or, directly or indirectly, knowingly facilitate the efforts of any person or entity to engage in any aspect of the Precluded Business Activity, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), in any Precluded Business Activity; provided, however, that this clause shall not prohibit RVSI from being the owner of up to 1% of any class of outstanding securities of any entity if such class of securities is publicly traded. At any time subsequent to three (3) years from the date hereof, by notice to GSI, RVSI may notify GSI that it intends to enter into a business competitive with the Precluded Business Activity. In such event, RVSI's covenant contained in this Section shall expire and lapse on the second anniversary of such notice.

          (b) RVSI recognizes that the covenants of RVSI contained in this Section are an essential part of this Agreement and that, but for the agreement of RVSI to comply with such covenants, GSI would not have entered into this Agreement. RVSI acknowledges and agrees that such RVSI covenant not to compete is necessary to ensure the continuation of GSI's solder paste inspection and post placement business and the reputation of such business and that irrevocable harm and damage will be done to such business and GSI if RVSI competes with either or both of them. Injunctive relief shall be available to GSI for breach of RVSI's covenants set forth in this Section.

          11.3   Issuance of Additional Common Stock.  The consent of the banks
                 -----------------------------------
that are parties to RVSI's multi-bank credit agreement is required for RVSI's incurrence of the indebtedness represented by the Note. If the consent of said banks is not obtained by the close of business on June 19, 1998, RVSI agrees with GSI that, in exchange for the Note, it shall issue to GSI such number of shares of Common Stock as have a value of $2,250,000, valued in the manner set forth in Section 5 of this Settlement Agreement. Such shares of Common Stock shall be acquired by GSI in accordance with Section 8.2 and shall entitled to the benefit of Section 11.1.

     12.  NON-DISPARAGEMENT
          -----------------

          There shall be no disparagement by either Party against the other Party or any business run by either such Party.

     13.  DELIVERY OF MUTUAL RELEASES
          ---------------------------

          The Parties, concurrently with the delivery of this Settlement Agreement, shall each execute and deliver to the other a release, in the forms set forth on Schedules 13A and B hereto, releasing each other from all claims in connection with the New York Action other than such agreements and covenants as are set forth in this Settlement Agreement.

     14.  PRESS RELEASE
          -------------

          The Parties agree to cooperate with respect to the issuance of a joint press release, in the form attached, to be issued as promptly as practicable following the date of this Settlement Agreement but in no event prior to 8 a.m., New York City time, on Monday, June 15, 1998 or later than 9 a.m., New York City time, on Monday, June 15, 1998.

     15.  SURVIVAL
          --------

          The covenants of the Parties shall survive the execution and delivery of this Settlement Agreement.

     16.  ENTIRE AGREEMENT
          ----------------

          This Settlement Agreement and its exhibits and documents executed pursuant hereto, contains and sets forth the entire understanding between the Parties with respect to its subject matter, and there are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. Each Party hereto expressly disclaims having entered into this agreement by reason of any promise, statement, representation, warranty, covenant or undertaking other than those expressly set forth herein. This agreement supersedes any and all previous agreements and understandings between the Parties hereto with respect to this subject matter. All previous agreements between the Parties (if any), whether oral or written, are merged in this agreement. It is expressly understood and agreed that this agreement may not be altered, amended, modified or otherwise changed in any respect whatsoever except by a writing duly executed by the Parties or their authorized representatives. The Parties acknowledge and agree that they will make no claim at any time or place that this agreement has been orally altered or modified in any respect whatsoever. This agreement is not effective until it has been fully executed and delivered by all the Parties.


     17.  NOTICES
          -------

          Any notice required or permitted to be sent hereunder shall be sufficient if sent by any form of mail requiring a signed receipt, by next day courier service, or by fax, addressed as follows:

          If to GSI:     General Scanning Inc.
                         500 Arsenal Street
                         Watertown, MA 02172
                         Attention:  President

          If to RVSI:    Robotic Vision Systems, Inc.
                         5 Shawmut Road
                         Canton, MA 02021
                         Attention:  President

with a copy to Ira Roxland, Esq., Cooperman Levitt Winikoff Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022; fax number (212) 755-2839.

     18.  EQUITABLE REMEDIES
          ------------------

          The parties explicitly agree that the equitable remedies of specific performance and injunctive relief should be available remedies in the event of a breach of any provision of this Agreement.

     19.  COUNTERPARTS
          ------------

          This Settlement Agreement and all documents executed in connection therewith, may be executed in one or more counterparts, each of which shall constitute a duplicate of the original, and which together shall constitute one document.

     20.  GOVERNING LAW
          -------------

          This Settlement Agreement shall be interpreted pursuant to the laws of the State of New York, without reference to that state's conflict of laws provisions.

     21.  REQUEST FOR SEALING OF RECORD
          -----------------------------

          RVSI agrees not to oppose any request GSI makes to the court to seal the record of proceedings in the New York Action.

     22.  DISMISSAL OF NEW YORK ACTION AND RESOLUTION OF DISPUTES
          -------------------------------------------------------

          The Parties agree to dismiss the New York Action with prejudice by filing a stipulation in the form set forth in Schedule 22 hereto; provided,
                                                                  --------
however, that the dismissal of the New York Action shall be contingent upon the
-------
United States

     District Court for the Eastern District of New York (Hon. John Gleeson) retaining jurisdiction over the New York Action for purposes of enforcing this Settlement Agreement. The Parties further agree that all disputes arising out of this Settlement Agreement or the performance thereof, shall be resolved by such court and the parties consent to the exclusive jurisdiction of such court for such purposes.

     IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the date first above written.


GENERAL SCANNING INC.                      ROBOTIC VISION SYSTEMS, INC.


By: /s/ Charles D. Winston                 By: /s/ Pat V. Costa
   -------------------------------            ----------------------------
   Charles D. Winston                         Pat V. Costa
   President and Chief                        President and Chief
     Executive Officer                          Executive Officer

                                                                      Schedule 5


                                PROMISSORY NOTE

$2,250,000                                                         June 12, 1998

For value received, the undersigned, Robotic Vision Systems, Inc., a Delaware corporation ("Payor"), hereby promises to pay to General Scanning Inc., a Massachusetts corporation (the "Holder"), the principal sum of $2,250,000 ("Principal Sum") together with interest on the unpaid portion of said Principal Sum at a fluctuating interest rate equal to the prime rate of interest (as reported in The Wall Street Journal), with interest only payable quarter-annually on the 12/th/ day of March, June, September and December in each year, commencing September 12, 1998. Installments of principal in the amount of $281,250 each, shall be payable quarter-annually commencing on September 12, 2001. All amounts owing under this Note shall be due and payable on June 12, 2003.

This Promissory Note is the promissory note of Payor referred to in that certain Settlement Agreement dated June 12, 1998 between Payor and Holder, and is subject to all the terms and conditions of said Settlement Agreement.

The Holder may accelerate the maturity of this Note upon the failure, continued for fifteen days after notice, of Payor to make any payment due under this Note.

This Note shall be governed by the laws of the State of New York. The United States District Court for the Eastern District of New York shall have exclusive jurisdiction in any action, suit or proceeding to enforce this Note.

Should this note be placed with an attorney for collection, Payor agrees to pay reasonable attorneys' fees and costs of collection.

Payor hereby waives presentment, dishonor, notice of dishonor, protest and any other notice of non-payment.


                                             ROBOTIC VISION SYSTEMS, INC.

                                             By: /s/ Pat V. Costa
                                                 --------------------------
                                                 Pat V. Costa
                                                 President

                                                                     Schedule 13


                                    RELEASE
                                    -------

          KNOW THAT Robotic Vision Systems, Inc. ("RVSI") in consideration of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, for itself, and its parents, subsidiaries, assigns, successors and employees (collectively, "Releasors"), hereby releases and discharges General Scanning Inc. ("GSI" or "Releasee"), its parents, subsidiaries, assigns, successors, officers, directors and employees from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever in law, admiralty or equity which against Releasee and its parents, subsidiaries, assigns, successors, officers, directors or employees, Releasors, ever had, or now have, for, upon, or by reason of, any matter, cause or thing whatsoever from the beginning of the world to the date of this Release, relating to or arising out of, directly or indirectly, the claims, transactions and events alleged in the action filed in the United States District Court for the Eastern District of New York entitled Robotic Vision Systems, Inc. v. General Scanning Inc., CV-96-3884 (JG).
-----------------------------------------------------

          RVSI represents and warrants that Releasors have not assigned or otherwise transferred any of the foregoing claims against Releasee, its parents, subsidiaries, assigns, successors, officers, directors or employees to any party or entity which is not a signatory to this Release.

          This Release may not be changed orally.

          This Release shall be interpreted and governed by the laws of the State of New York, without regard for that state's choice of law provisions.

          IN WITNESS WHEREOF, RVSI has set its hand and seal this 12 day of June, 1998.


                                        ROBOTIC VISION SYSTEMS, INC.



                                        By: /s/ Pat V. Costa
                                            --------------------
                                            Name:   Pat V. Costa
                                            Title:  President

                                                     NEWS RELEASE
                                                     ------------
                                                     Contact:
                                                     Fran Crecco
                                                     General Scanning Inc.
                                                     617-924-1010 Ext. 205

                                                     Robotic Vision Systems Inc.

                  GENERAL SCANNING AND ROBOTIC VISION SYSTEMS
                      SETTLE VIEW ACQUISITION LITIGATION

NEW YORK, NY: June 15, 1998: - General Scanning Inc. (Nasdaq: GSCN) and Robotic Vision Systems, Inc. ("RVSI", Nasdaq: ROBV) today jointly announced execution of a settlement of RVSI's claims arising out of General Scanning's acquisition of View Engineering, Inc. in August 1996 ("View"). RVSI claimed that General Scanning used improperly obtained information in connection with the acquisition. General Scanning denied all such claims.

Under the agreed upon settlement, General Scanning has agreed not to compete for ten years in the inspection of interconnect leads of semiconductor packages as described below. Under the settlement, General Scanning licenses to RVSI its 2D and 3D vision technology solely and exclusively for RVSI's use in the inspection of leads, pins, balls, bumps and other present and future device interconnection leads. In consideration for the technology license and non-competition agreement, RVSI agreed to pay General Scanning $3.75 million.

RVSI's remaining patent suit against General Scanning is unaffected by the current settlement.

To the extent this news release discusses financial projections, information or expectations about either company's products or markets, or otherwise makes statements about the future, such statements are forward looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These and other risks are detailed in the companies' Annual Reports on Form 10-K with respect to their respective most recent fiscal years and the Quarterly Reports on Form 10-Q with respect to their respective most recent fiscal quarters.

General Scanning, headquartered in Watertown, MA, develops and manufactures a broad line of laser systems for a wide range of applications in the electronics, semiconductor, medical, automotive and aircraft industries. In addition, General Scanning produces a line of laser subsystems and components which are used in General Scanning's own systems as well as sold to other manufacturers of laser systems. General Scanning also designs and manufactures under ISO 9001 certification a line of thermal printers for leading medical instrument and photo/graphic arts companies.


Robotic Vision Systems...


Approved By:                                 Approved By:
Robotic Vision Systems Inc.                  General Scanning Inc.


/s/  [SIGNATURE ILLEGIBLE]                   /s/ Charles D. Winston
------------------------------               -----------------------------
Title: CEO                                   Title:  CEO